SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Stereotaxis, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3120386

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4041 Forest Park Avenue St. Louis, Missouri (Address of principal executive offices)	63108 (zip code)

If this form relates to the registration of a class of debt securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:   333-115253

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the common stock, par value $0.001 per share, of Stereotaxis, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the Prospectus initially filed by the Registrant with the Securities and Exchange Commission on May 7, 2004, as part of the Registration Statement on Form S-1 (No. 333-115253), as amended from time to time (the “Form S-1”), is incorporated by reference in answer to this Item. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit
3.1(a)*	Amended and Restated Certificate of Incorporation of the Registrant dated January 27, 2004

3.1(b)*	Amendment to Amended and Restated Certificate of Incorporation of the Registrant

3.2*	Bylaws of the Registrant as currently in effect

3.3*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective following completion of the offering

3.4*	Form of Amended and Restated Bylaws of the Registrant, to be effective following completion of the offering

4.1*	Specimen Stock Certificate

4.8*	Form of Warrant Agreement issued to Series D-1 investors

4.9*	Warrant Agreement issued to Silicon Valley Bank dated January 31, 2002

4.10*	Form of Warrant Agreement issued to Series D-2 investors

4.11*	Form of Warrant Agreement issued to Series E-2 investors

4.12*	8% Convertible Promissory Note dated August 1, 2003 issued by the Registrant in favor of Siemens AG

4.13*	Warrant Agreement issued to Silicon Valley Bank dated March 19 2002

4.14*	Warrant Agreement issued to Silicon Valley Bank dated September 30, 2002

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Stereotaxis, Inc. initially filed by Stereotaxis, Inc. May 7, 2004, as amended (File No. 333-115253).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STEREOTAXIS, INC. (Registrant)
Date: August 2, 2004	By:	/s/ James M. Stolze
James M. Stolze
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1*	Amended and Restated Certificate of Incorporation of the Registrant dated January 27, 2004

3.1*	Amendment to Amended and Restated Certificate of Incorporation of the Registrant

3.2*	Bylaws of the Registrant as currently in effect

3.3*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective following completion of the offering

3.4*	Form of Amended and Restated Bylaws of the Registrant, to be effective following completion of the offering

4.1*	Specimen Stock Certificate

4.8*	Form of Warrant Agreement issued to Series D-1 investors

4.9*	Warrant Agreement issued to Silicon Valley Bank dated January 31, 2002

4.10*	Form of Warrant Agreement issued to Series D-2 investors

4.11*	Form of Warrant Agreement issued to Series E-2 investors

4.12*	8% Convertible Promissory Note dated August 1, 2003 issued by the Registrant in favor of Siemens AG

4.13*	Warrant Agreement issued to Silicon Valley Bank dated March 19 2002

4.14*	Warrant Agreement issued to Silicon Valley Bank dated September 30, 2002

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Stereotaxis, Inc. initially filed by Stereotaxis, Inc. May 7, 2004, as amended (File No. 333-115253).